JOHN M. WOODBURY, JR.
Attorney at Law
7251 Owensmouth Avenue, Suite 7

Canoga Park, California  91303
Tel:  (818) 883–1776
Fax:  (818) 883–1771

January 11, 2007

Board of Directors
Universal Guardian Holdings, Inc.
4695 MacArthur Court, Suite 300
Newport Beach, California 92660

Re:

Registration Statement On Form SB-2 For Resale of Common Stock and Warrants

Gentlemen:

I have acted as securities counsel for Universal Guardian Holdings, Inc. ("Universal Guardian") in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") under the United States Securities Act of 1993, as amended (the "Securities Act"), and the Rules and Regulations of the United States Securities and Exchange Commission promulgated thereunder, to be filed with the Securities and Exchange Commission on or shortly after the date of this letter, in connection with the registration for resale of an aggregate of up to 19,384,628 shares (the “Registered Shares”) of Universal Guardian common stock, par value $0.001 (the "Common Stock"), including (1) up to 9,230,768 common shares (the “Debenture Shares”) issuable by the company upon the prospective conversion of currently issued and outstanding convertible debentures (the “Debentures”) at the election of the holders of those securities; (2) up to 4,615,389 common shares (the “Investor Warrant Shares”) issuable by the company upon the prospective exercise of currently issued and outstanding stock purchase warrants (the “Investor Warrants”) by the holders of those securities; (3) up to 923,076 common shares (the “Agent’s Shares”) issuable by the company upon the prospective exercise of currently issued and outstanding placement agents’ warrants (the “Agent’s Warrants”) by the holder of those warrants; and (4) up to 4,615,395 common shares (the “Reserve Shares”) issuable by the company in connection with the prospective conversion or exercise of the above-referenced Debentures, Investor Warrants and Agents Warrants by the holders of those securities pursuant to of full-ratchet or weighted-average anti-dilution rights afforded by those securities.

In rendering my opinion, I have reviewed and examined the following documents and certificates of officers and directors of Universal Guardian.

(1)

Universal Guardian's Certificate of Incorporation, as amended from time to time (the "Certificate") as certified to me by the Secretary of State of the State of Delaware and as recorded in the office of the appropriate county recorder;

(2)

Universal Guardian's Bylaws, as certified to me by the Secretary of the company;

(3)

Certified resolutions adopted by Universal Guardian's Board of Directors authorizing the filing of the Registration Statement with respect to the sale of the Shares; and

(4)

The Registration Statement.

In giving my opinion, I have assumed without investigation the authenticity, accuracy and completeness of any document or instrument submitted to me as an original, the conformity to the original of any document or instrument submitted to me as a copy, and the genuineness of all signatures on such originals or copies.  I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents or instruments and records, or to verify the adequacy of accuracy of such documents, instruments and records.

Board of Directors
Universal Guardian Holdings, Inc.
January 11, 2007

After:

(1)

the Registration Statement becomes effective and after any post-effective amendment required by law as may become applicable is duly completed, filed and becomes effective (such Registration Statement as it finally becomes effective, or, if required to be post-effectively amended, then as it is so amended, is referred to hereinafter as the "Final Registration Statement"), and

(2)

assuming that (i) the Debentures are converted into the Debenture Shares in accordance with the terms of the Debentures; (ii) the Investor Warrants and Agent’s Warrants (collectively, the “Warrants”) are exercised in accordance with their terms, including full payment of the exercise price therefore; (iii) Universal Holdings reserves sufficient shares of Common Stock to effectuate the conversion of the Debentures and the exercise of the Warrants and the issuance of the Conversion Shares, Investor Warrant Shares, Agent’s Shares and Reserve Shares, and such reserved shares remain validly authorized as of the date of exercise; (iii) in connection with the conversion of the Debentures and the exercise of the Warrants, the applicable provisions of "blue sky" and other state securities laws shall have been complied with, and (iv) there are no changes in the applicable law or the pertinent facts, then I am of the opinion that the Registered Shares will, when sold under the Registration Statement, be legally authorized, fully paid and nonassessable under the laws of the State of Delaware, including all statutory provisions under those laws, all applicable provisions of the Delaware Constitution, and all reported judicial decisions interpreting those laws.

I express no opinion as to compliance with "blue sky" or state securities laws of any state in which the Registered Shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Registered Shares.

I consent to the reference to myself under the caption “Legal Matters” in the prospectus contained in the Final Registration Statement.  I also consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Registered Shares in connection with the offering described in the Final Registration Statement.  Other than as provided in the two preceding sentences, this opinion covers only matters of United States federal law and the internal (and not the conflict of law) laws of the State of Delaware, and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction.  Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

Very truly yours,

/s/ John M. Woodbury, Jr.

John M. Woodbury, Jr.